Exhibit 99.7

Versão para Assinatura

CONTRATO DE COMPRA E VENDA DE COTAS DE FUNDO DE INVESTIMENTO EM AÇÕES

celebrado entre, de um lado, como Vendedor,

Fundo de Investimento em Ações Aspen – Investimento no Exterior

e, de outro lado, como Compradora,

Marfrig Global Foods S.A.

com a interveniência de

FUNDO DE INVESTIMENTO EM AÇÕES COLORADO - INVESTIMENTO NO EXTERIOR

BTG Pactual Serviços Financeiros S.A. DTVM

Em

26 de agosto de 2021

CONTRATO DE COMPRA E VENDA DE COTAS DE FUNDO DE INVESTIMENTO EM AÇÕES

Celebrado em 26 de agosto de 2021, por, de um lado,

(a) Fundo de Investimento em Ações Aspen – Investimento no Exterior, fundo de investimento em ações sob a forma de condomínio aberto, inscrito no Cadastro Nacional da Pessoa Jurídica do Ministério da Economia (“CNPJ/ME”) sob o nº 18.149.466/0001-19, neste ato representado por sua gestora, Ethos Capital Gestão de Recursos Ltda., sociedade empresária limitada, inscrita no CNPJ/ME sob o nº 30.658.205-0001-20, com sede na cidade e Estado de São Paulo, na Avenida Brigadeiro Faria Lima, 2277, 22º andar, Jardim Paulistano, CEP 01452-000, devidamente autorizada à prestação dos serviços de administração de carteiras de títulos e valores mobiliários por meio do Ato Declaratório nº 16.571, expedido em 31 de agosto de 2018 (“Vendedor”);

e, de outro lado,

(b) Marfrig Global Foods S.A., companhia de capital aberto, com sede na cidade e Estado de São Paulo, na Av. Queiroz Filho, 1.560, Bloco 5, Torre Sabia, 3º andar, sala 301, Vila Hamburguesa, CEP 05319-000, inscrita no CNPJ/ME sob o nº 03.853.896/0001-40, neste ato representada na forma do seu Estatuto Social (“Compradora”);

Sendo o Vendedor e a Compradora doravante designados, em conjunto, “Partes” ou, individualmente, “Parte”;

E, ainda, na qualidade de intervenientes anuentes (em conjunto, os “Intervenientes Anuentes”),

(c) Fundo de Investimento em Ações Colorado - Investimento No Exterior¸ fundo de investimento em ações sob a forma de condomínio fechado, inscrito no CNPJ/ME sob o nº36.729.776/0001-94, neste ato representado por sua administradora, BTG Pactual Serviços Financeiros S.A. DTVM, qualificada abaixo (“Colorado”); e

(d) BTG Pactual Serviços Financeiros S.A. DTVM, instituição financeira, com sede na cidade e Estado do Rio de Janeiro, na Praia de Botafogo, 501, 5º andar (parte), Torre Corcovado, Botafogo, CEP 22250-040 e inscrita no CNPJ/ME sob o nº 59.281.253/0001-23, devidamente credenciada na CVM como administradora de carteira, de acordo com o ato declaratório CVM nº 8.695, de 20 de março de 2006, neste ato representada na forma do seu Estatuto Social (“BTG”).

CONSIDERANDO QUE:

I. O Vendedor é o único cotista, titular de 100% das cotas de emissão do Colorado;

II. Colorado, por sua vez, é legítimo titular e detentor de 31.257.243 (trinta e um milhões, duzentos e cinquenta e sete mil, duzentos e quarenta e três ações ordinárias, nominativas e sem valor nominal, livres e desembaraçadas de quaisquer Ônus, representativas, nesta data, de 3,85% do capital social total e votante da BRF S.A., companhia de capital aberto, com sede na cidade de Itajaí, Estado de Santa Catarina, na Rua Jorge Tzachel, 475, Bairro Fazenda, CEP 88.301-600, inscrita no CNPJ/ME sob o nº 01.838.723/0001-27 (“BRF” e “Ações BRF”, respectivamente). As Ações BRF serão ajustadas em decorrência de quaisquer bonificações, grupamentos ou desdobramentos de ações; e

III. O Vendedor tem interesse em vender à Compradora e a Compradora tem interesse em adquirir do Vendedor a totalidade das cotas por este detidas do Colorado (“Cotas” e “Operação”, respectivamente), de modo que após a implementação da Operação, a Compradora passe a ser a única cotista do Colorado e, indiretamente, titular da totalidade das Ações BRF.

RESOLVEM as Partes celebrar o presente Contrato de Compra e Venda de Cotas de Fundo de Investimento em Ações (“Contrato”), que será regido pelos seguintes termos e condições:

CAPÍTULO I

INTERPRETAÇÃO E DEFINIÇÕES

1.1. Interpretação. As Partes concordam que: (i) os cabeçalhos e títulos das cláusulas deste Contrato servem apenas para conveniência de referência e não limitarão ou afetarão o significado das cláusulas, parágrafos ou itens aos quais se aplicam; (ii) sempre que exigido pelo contexto, as definições contidas neste Contrato serão aplicadas tanto no singular quanto no plural e o gênero masculino incluirá o feminino e vice-versa; (iii) referências a quaisquer documentos ou outros instrumentos incluem todas as suas alterações, substituições e consolidações e respectivas complementações, salvo se expressamente disposto de forma diversa; (iv) salvo se de outra forma expressamente estabelecido neste Contrato, referências a capítulos, cláusulas, itens ou anexos aplicam-se a capítulos, cláusulas, itens e anexos deste Contrato; (v) salvo se de outra forma expressamente estabelecido neste Contrato, todas as referências a quaisquer Partes incluem seus sucessores, beneficiários, representantes e cessionários autorizados a qualquer título; (vi) a utilização dos termos “inclusive”, “incluindo” e outros termos semelhantes no presente Contrato seguidos de qualquer declaração, termo ou matéria genérica não poderá ser interpretada de forma a limitar tal declaração, termo ou matéria aos itens ou matérias específicos inseridos imediatamente após tal palavra — bem como a itens ou matérias similares —, devendo, ao contrário, ser considerada como sendo referência a todos os outros itens ou matérias que poderiam razoavelmente ser inseridos no escopo mais amplo possível de tal declaração, termo ou matéria, e tais termos serão sempre lidos como se estivessem acompanhados do termo “exemplificativamente”; e (vii) os “Considerandos” deste Contrato são considerados como sendo parte integrante do presente Contrato.

1.2. Definições. Quando utilizados neste Contrato, os termos com iniciais em letras maiúsculas terão os significados a eles atribuídos no Anexo 1.2.

CAPÍTULO II

COMPRA E VENDA DAS COTAS

2.1. Compra e Venda das Cotas. Sujeito apenas aos termos e condições deste Contrato, em especial as Condições Suspensivas previstas no CAPÍTULO V abaixo, o Vendedor se obriga, em caráter irrevogável e irretratável, a ceder e transferir para a Compradora no Fechamento e a Compradora se obriga, em caráter irrevogável e irretratável, a adquirir e receber a totalidade das Cotas de que o Vendedor é titular, totalmente integralizadas, livres e desembaraçadas de quaisquer Ônus, que representam e na Data de Fechamento representarão 100% (cem por cento) das cotas de emissão do Colorado, (tais negócios, em conjunto, a “Compra e Venda”).

2.2. As Cotas serão vendidas e transferidas pelo Vendedor com todos os direitos políticos e econômicos inerentes às Cotas, incluindo todos os direitos a dividendos originados pelos ativos integrantes da carteira do Colorado desde 19 de maio de 2021 (“Data de Determinação”) até a Data de Fechamento.

CAPÍTULO III

PREÇO E PAGAMENTO

3.1. Preço de Aquisição. O preço global, bruto, fixo e irreajustável (exceto pela atualização prevista na Cláusula 3.1.1 e o eventual Preço Contingente previsto no CAPÍTULO IV) a ser pago pela Compradora ao Vendedor pela aquisição da totalidade das Cotas é de R$898.645.736,25 (oitocentos e noventa e oito milhões, seiscentos e quarenta e cinco mil, setecentos e trinta e seis reais e vinte e cinco centavos) (“Preço”). O Preço deverá ser pago na Data de Fechamento, mediante transferência bancária de fundos imediatamente disponíveis – TED para conta bancária de titularidade do Vendedor, a ser informada pelo Vendedor em até 2 (dois) Dias Úteis antes da Data de Fechamento.

3.1.1. O Preço será atualizado de acordo com do CDI desde 01 de junho de 2021 até seu efetivo pagamento.

3.2. Quitação. Sujeita à efetiva disponibilidade dos recursos, o comprovante de depósito do valor do Preço servirá como recibo para todos os fins de direito, importando em quitação ampla, rasa, geral, irretratável e irrevogável pelo Vendedor em favor da Compradora com relação ao respectivo recebimento ao qual o comprovante faça referência (exceto, se for o caso, pelo Preço Contingente), para nada mais ser reclamado, a qualquer título, seja em juízo ou fora dele.

3.3. Atraso no Pagamento do Preço. Sem prejuízo de outros remédios previstos na Lei ou neste Contrato, o não pagamento tempestivo pela Compradora do Preço na Data de Fechamento ensejará o pagamento, pela Compradora em favor do Vendedor, de multa não compensatória de 5% (cinco por cento) sobre o valor devido e não pago, que será acrescido de juros de mora de 1% ao mês e atualização monetária pelo IPCA – Índice de Preços ao Consumidor Amplo, divulgado pelo IBGE (ou, no caso de sua extinção, por índice que venha a substituí-lo) desde a data em que o pagamento se tornar devido até a data em que se realizar.

3.4. Tributos. Cada Parte será responsável, consoante as Leis aplicáveis, por calcular, aferir, reter e pagar todos os Tributos sob sua respectiva responsabilidade, referentes ao presente Contrato.

CAPÍTULO IV

PREÇO CONTINGENTE

4.1. Preço Contingente. Caso a cotação média de fechamento de pregão das ações da BRF (“Preço Médio”) no período de 90 (noventa) dias compreendido entre (i) os 60 (sessenta) dias anteriores à data da AGO 2021; e (ii) os 30 (trinta) dias subsequentes à data da AGO 2021 (“Período de Apuração”) for superior a R$28,75 (vinte e oito reais e setenta e cinco centavos) por ação (observado o ajuste estabelecido na Cláusula 4.1.1) (“Preço Base”), o Preço será acrescido de uma parcela adicional em valor correspondente a 50% (cinquenta por cento) da diferença positiva entre o Preço Médio do Período de Apuração e o Preço Base multiplicado pelas Ações BRF integrantes da carteira do Colorado na Data de Fechamento (“Preço Contingente”). Para fins de clareza, caso o Preço Médio do Período de Apuração seja inferior ao Preço Base, não haverá pagamento de Preço Contingente e nada será devido pelo Vendedor à Compradora.

4.1.1. O Preço Base foi determinado sem considerar quaisquer distribuições de valores aos titulares das ações BRF no período entre a Data de Determinação e a data de cálculo do Preço Contingente. Sendo assim, para fins de determinação do Preço Base, serão descontados do valor em reais determinado na Cláusula 4.1 (i.e. R$28,75) todos os valores de quaisquer distribuições, por ação da BRF, aos titulares de tais ações, realizadas (ou que sejam determinadas em caráter irrevogável) a partir da Data de Determinação até a data de cálculo do Preço Contingente. Assim, por exemplo, se houver uma distribuição de dividendos de R$1,00 por ação da BRF entre a Data de Determinação e a data de cálculo do Preço Contingente, o Preço Base será de R$27,75.

4.2. Apuração do Preço Contingente. Encerrado o Período de Apuração, caso o Preço Médio de tal período supere o Preço Base, o Vendedor enviará à Compradora notificação informando (i) o valor do Preço Médio do Período de Apuração e (ii) o valor devido ao Vendedor a título de Preço Contingente (“Notificação de Preço Contingente”).

4.2.1. Evento Societário. Caso ocorra qualquer Evento Societário antes do término do Período de Apuração, a apuração e pagamento do Preço Contingente serão antecipados, observado o disposto nas Cláusulas 4.2.2 e 4.2.3 abaixo, e a Notificação de Preço Contingente poderá ser enviada pelo Vendedor após a consumação do Evento Societário. Caso ocorra qualquer Evento Societário antes do término do Período de Apuração em que a Compradora (e/ou suas Afiliadas) participe alienando, total ou parcialmente, direta ou indiretamente, qualquer quantidade de ações de emissão da BRF, tal Evento Societário será considerado uma Venda a Terceiro para fins deste Contrato, aplicando-se o disposto na Cláusula 4.2.4 abaixo, caso em que o Preço do Evento Societário será o Preço da Venda a Terceiro.

4.2.2. Se ocorrer a precificação do valor das ações de emissão da BRF para fins de tal Evento Societário (incluindo por meio de procedimentos de bookbuilding em ofertas públicas), o Preço Médio será considerado como o preço das ações de emissão BRF em tal Evento Societário (“Preço do Evento Societário”), caso em que o Preço Contingente será o valor equivalente a 50% (cinquenta por cento) da diferença positiva entre o Preço do Evento Societário e o Preço Base, multiplicado pelas Ações BRF integrantes da carteira do Colorado na Data de Fechamento. Para fins de clareza, caso o Preço do Evento Societário seja inferior ao Preço Base, não haverá pagamento de Preço Contingente e nada será devido pelo Vendedor à Compradora.

4.2.3. Se, por outro lado, não ocorrer a precificação do valor das ações de emissão da BRF para fins do Evento Societário (incluindo por meio de procedimentos de bookbuilding em ofertas públicas), o Preço Médio será calculado dentro do período compreendido (i) nos 30 (trinta) dias imediatamente subsequentes à data de divulgação ao mercado do Evento Societário, caso, após a consumação do Evento Societário as ações de emissão da BRF continuem cotadas em bolsa de valores; ou (ii) entre referida divulgação e a consumação do Evento Societário, caso, após a consumação do Evento Societário, as ações de emissão da BRF deixem de ser cotadas em bolsa de valores (“Período de Apuração Ajustado”), caso em que o Preço Contingente será o valor equivalente a 50% (cinquenta por cento) da diferença positiva entre o Preço Médio do Período de Apuração Ajustado e o Preço Base, multiplicado pelas Ações BRF na Data de Fechamento. Para fins de clareza, caso o Preço Médio do Período de Apuração Ajustado seja inferior ao Preço Base, não haverá pagamento de Preço Contingente e nada será devido pelo Vendedor à Compradora.

4.2.4. Venda a Terceiro. Caso, a qualquer tempo antes do término do Período de Apuração, a Compradora ou qualquer de suas Afiliadas aliene, direta ou indiretamente, total ou parcialmente, qualquer participação na BRF, em uma operação ou conjunto de operações (incluindo operações que envolvam troca de ativos ou outros arranjos que não o pagamento em dinheiro, ou, ainda no contexto de um Evento Societário) (“Venda a Terceiro”), e, para fins de tal Venda a Terceiro, as ações de emissão da BRF sejam avaliadas por um preço por ação superior ao Preço Base, o Vendedor poderá, a seu exclusivo critério e mediante notificação à Compradora (que será considerada uma Notificação de Preço Contingente para todos os fins deste Contrato), declarar a antecipação do cálculo e pagamento do Preço Contingente, que será igual ao valor equivalente à diferença positiva entre o preço por ação para fins da Venda a Terceiro (“Preço da Venda a Terceiro”) e o Preço Base, multiplicado pelas Ações BRF na Data de Fechamento e o Preço Base. Caso o Vendedor não exerça o direito previsto nesta Cláusula, o Preço Contingente permanecerá devido na forma estabelecida neste CAPÍTULO IV.

4.2.5. Direito à Informação. Para fins do disposto neste CAPÍTULO IV, a Compradora deverá fornecer ao Vendedor (independentemente de solicitação) todas as informações relativas a cada Evento Societário e/ou Venda a Terceiro que ocorrer até o integral pagamento do Preço Contingente, incluindo documentos que evidenciem, de forma inequívoca, o valor atribuído às ações de emissão da BRF em eventual Venda a Terceiro ou Evento Societário, podendo o Vendedor solicitar documentos, informações e esclarecimentos específicos, caso em que a Compradora deverá fornecer tais documentos, informações e esclarecimentos no menor prazo possível, não superior a 5 (cinco) dias contados da respectiva solicitação.

4.3. Preço Contingente e Rescisão do Contrato. Caso este Contrato seja rescindido pelo Vendedor nos termos da Cláusula 6.2, a Compradora permanecerá obrigada a pagar o Preço Contingente na forma deste CAPÍTULO IV, a título de multa não compensatória em favor do Vendedor, independentemente da eventual venda das ações pelo Vendedor a terceiros. Nesta hipótese, a Compradora deverá acrescer ao valor do Preço Contingente quantia necessária para que o valor líquido efetivamente recebido pelo Vendedor, após o pagamento de todos os Tributos sobre tal recebimento, seja igual ao valor bruto do Preço Contingente (gross up).

4.4. Prazo de Pagamento. Caso a Compradora concorde com as informações contidas na Notificação de Preço Contingente, a Compradora será obrigada a pagar ao Vendedor o Preço Contingente no prazo de até 5 (cinco) Dias Úteis contados do recebimento de uma Notificação de Preço Contingente, mediante transferência bancária de fundos imediatamente disponíveis – TED para conta bancária de titularidade do Vendedor indicada na Notificação de Preço Contingente. Caso a Compradora não concorde com as informações contidas na Notificação de Preço Contingente, a Compradora enviará uma notificação ao Vendedor (“Notificação de Revisão do Preço Contingente”) em que (a) especificará, com detalhes razoáveis, os itens sob questionamento na Notificação de Preço Contingente e as razões pelas quais tais itens estão sendo questionados (tais questionamentos, “Itens do Preço Contingente em Disputa”); e (b) convocará as Partes para se reunirem em até 10 (dez) Dias Úteis do recebimento da Notificação de Revisão da Indenização Pré-Liquidada, para discussão dos Itens do Preço Contingente em Disputa. Caso as Partes cheguem a um acordo a respeito dos Itens do Preço Contingente em Disputa em tal reunião, as Partes firmarão um documento formalizado seus entendimentos e fixando, de forma irrevogável e irretratável, os termos definitivos sobre o pagamento ou não da Preço Contingente, o qual será considerado final e vinculante para as Partes. Caso, no entanto, as Partes não cheguem a um acordo, quaisquer das Partes poderá dar início a um procedimento judicial para solução dos Itens do Preço Contingente em Disputa conforme estabelecido na Cláusula 13.12 deste Contrato.

4.5. Atraso do Pagamento do Preço Contingente. O não pagamento tempestivo pela Compradora do Preço Contingente ensejará a aplicação das penalidades previstas na Cláusula 3.3, sem prejuízo de outros remédios previstos na Lei ou neste Contrato.

CAPÍTULO V

CONDIÇÕES PRECEDENTES

5.1. A obrigação das Partes de praticar os atos do Fechamento está condicionada, nos termos do artigo 125 do Código Civil Brasileiro, ao implemento de todas as seguintes condições suspensivas (“Condições Suspensivas”):

(i)	Aprovação Antitruste. A obtenção do consentimento, aprovação, autorização para a consumação da Operação pelo Conselho Administrativo de Defesa Econômica (“CADE”) e/ou de autoridades concorrenciais de outras jurisdições, conforme aplicável (“Aprovações Antitruste”). A obtenção da aprovação pelo CADE será entendida como sendo, nos termos da Lei e regulamentação aplicável, conforme o caso, (a) o decurso de 15 (quinze) dias da publicação da decisão da Superintendência Geral do CADE, sem que neste prazo tenham sido apresentados recursos de Terceiros ou que tenha ocorrido avocação pelo Tribunal do CADE; ou (b) caso a Operação seja analisada pelo Tribunal do CADE, a publicação da sua decisão final, considerando eventuais embargos de declaração apresentados, conforme esta Cláusula 5.1(i);

(ii)	Declarações e Garantias pelo Vendedor. A constatação de que as declarações e garantias prestadas pelo Vendedor, no CAPÍTULO VIII são verdadeiras, exatas e completas em seus aspectos relevantes na Data de Fechamento; e

(iii)	Declarações e Garantias pela Compradora. A constatação de que as declarações e garantias prestadas pela Compradora no CAPÍTULO IX são verdadeiras, exatas e completas em seus aspectos relevantes na Data de Fechamento.

CAPÍTULO VI

OBRIGAÇÕES ADICIONAIS ATÉ O FECHAMENTO

6.1. Obtenção das Aprovações Antitruste. No prazo de 30 (trinta) dias contados da presente data, a Compradora deverá submeter este Contrato para obtenção do consentimento, aprovação, autorização aplicáveis para a consumação da Operação pelo Conselho Administrativo de Defesa Econômica (“CADE”) e/ou de autoridades concorrenciais de outras jurisdições, conforme aplicável (“Aprovações Antitruste”), submissão esta que será conduzida, ativa e diligentemente, pelos assessores legais nomeados pela Compradora, devendo o Vendedor fornecer à Compradora quaisquer informações que sejam razoavelmente necessárias para a obtenção das Aprovações Antitruste, sendo certo que tal obrigação contempla informações apenas sobre o próprio Vendedor e seu grupo econômico, ficando o Vendedor desincumbido de apresentar quaisquer informações a respeito da BRF que não sejam de domínio público (“Informações do Vendedor para Aprovações Antitruste”).

6.1.1. A Compradora atesta ao Vendedor que o Ato de Concentração no 08700.002747/2021-50, submetido à aprovação do CADE em 28 de maio de 2021, contempla o pedido de aprovação da Operação e está sendo conduzido, ativa e diligentemente, pelos assessores legais nomeados pela Compradora, ficando o Vendedor responsável por fornecer à Compradora somente Informações do Vendedor para Aprovações Antitruste quando justificadamente solicitadas.

6.1.2. Como premissa essencial da celebração deste Contrato, a Compradora assume, perante o Vendedor, o risco da eventual não obtenção, por qualquer motivo, das Aprovações Antitruste aplicáveis. A Compradora manterá o Vendedor indene de quaisquer custos, perdas e/ou prejuízos decorrentes de eventual ato ou decisão do CADE e/ou de autoridades concorrenciais de outras jurisdições que imponha qualquer medida, restrição ou sanção ao Vendedor, seja pela consumação da Operação, seja por eventual entendimento da autoridade sobre qualquer descumprimento das normas aplicáveis.

6.1.3. As taxas devidas ao CADE e demais autoridades concorrenciais de outras jurisdições serão pagas exclusivamente pela Compradora.

6.2. Caso, por qualquer motivo, com ou sem culpa da Compradora, a aprovação da Operação pelo CADE não ocorra até 31 de outubro de 2021 (“Data Limite”), o Vendedor poderá, a qualquer tempo após o decurso de tal prazo, rescindir este Contrato, a seu exclusivo critério, aplicando-se, em tal hipótese, o disposto na Cláusula 4.3. Adicionalmente, caso, após tal rescisão, o Vendedor, direta ou indiretamente (inclusive através do Colorado), aliene uma parte ou a totalidade das Ações BRF em bolsa de valores ou em uma venda privada em até 24 (vinte e quatro) meses contados da data em que ocorrer a rescisão deste Contrato em virtude da não aprovação da Operação pelo CADE até a Data Limite (“Prazo da Venda a Terceiro”), a Compradora deverá pagar ao Vendedor desde que preenchidos os requisitos dispostos na Cláusula 6.2.1, a título de perdas e danos pré-liquidados para compensar o Vendedor, exclusivamente, pela não obtenção da Aprovação Antitruste aplicável (sem considerar perdas ou danos sofridos pelo Vendedor em virtude de qualquer outro inadimplemento da Compradora), valor equivalente à diferença a menor (e somente a menor) entre o preço por ação vendida pelo Vendedor a um Terceiro Autorizado e o Preço Base seja (a) em bolsa de valores ou (b) em uma venda privada (em qualquer um dos casos, “Indenização Pré-Liquidada”). Para fins de clareza, exemplificativamente, caso o preço por ação vendida pelo Vendedor a um Terceiro Autorizado em bolsa de valores ou em uma venda privada seja de R$26,75 (vinte e seis reais e setenta e cinco centavos) por ação, a Compradora se obriga a pagar ao Vendedor a título de Indenização Pré-Liquidada o valor de R$2,00 (dois reais) por ação. A Compradora deverá acrescer ao valor da Indenização Pré-Liquidada quantia necessária para que o valor líquido efetivamente recebido pelo Vendedor, após o pagamento de todos os Tributos sobre tal recebimento, seja igual ao valor bruto da Indenização Pré-Liquidada (gross up).

6.2.1. Requisitos da Indenização Pré-Liquidada. A Indenização Pré-Liquidada somente será devida pela Compradora ao Vendedor nos termos da Cláusula 6.2, se, e somente se, o Vendedor, direta ou indiretamente (inclusive através do Colorado), alienar uma parte ou a totalidade das Ações BRF em bolsa de valores ou em uma venda privada (i) dentro do Prazo da Venda a Terceiro; (ii) para um Terceiro Autorizado; e (iii) por um preço que não seja fixado em fraude ou simulação para fins de pagamento da Indenização Pré-Liquidada.

6.2.2. Pagamento da Indenização Pré-Liquidada. Para fins do pagamento da Indenização Pré-Liquidada, o Vendedor, desde que tenha observado os requisitos indicados na Cláusula 6.2.1, após a realização de cada alienação realizada dentro do Prazo da Venda a Terceiro, direta ou indireta, em bolsa de valores, de ações de emissão da BRF, enviará notificação à Compradora informando (i) o preço por ação de cada venda e o valor da Indenização Pré-Liquidada, incluindo o gross up de Tributos previsto na Cláusula 6.2, e anexando os comprovantes das alienações de ações realizadas; e (ii) o cumprimento dos requisitos indicados na Cláusula 6.2.1 mediante a apresentação da documentação razoável e necessária para comprovar o cumprimento dos requisitos indicados na Cláusula 6.2.1 (“Notificação de Indenização Pré-Liquidada”). Caso a Compradora concorde com as informações contidas na Notificação de Indenização Pré-Liquidada, a Compradora deverá pagar a Indenização Pré-Liquidada no prazo de até 5 (cinco) Dias Úteis contados do recebimento da Notificação de Indenização Pré-Liquidada mediante transferência bancária de fundos imediatamente disponíveis – TED para conta bancária de titularidade do Vendedor indicada na Notificação de Indenização Pré-Liquidada. Caso a Compradora não concorde com as informações contidas na Notificação de Indenização Pré-Liquidada, a Compradora enviará uma notificação ao Vendedor (“Notificação de Revisão da Indenização Pré-Liquidada”) em que (a) especificará, com detalhes razoáveis, os itens sob questionamento na Notificação de Indenização Pré-Liquidada e as razões pelas quais tais itens estão sendo questionados (tais questionamentos, "Itens da Indenização Pré-Liquidada em Disputa") e (b) convocará as Partes para se reunirem em até 10 (dez) Dias Úteis do recebimento da Notificação de Revisão da Indenização Pré-Liquidada, para discussão dos Itens da Indenização Pré-Liquidada em Disputa. Caso as Partes cheguem a um acordo a respeito dos Itens da Indenização Pré-Liquidada em Disputa em tal reunião, as Partes firmarão um documento formalizado seus entendimentos e fixando, de forma irrevogável e irretratável, os termos definitivos sobre o pagamento ou não da Indenização Pré-Liquidada, o qual será considerado final e vinculante para as Partes. Caso, no entanto, as Partes não cheguem a um acordo, quaisquer das Partes poderá dar início a um procedimento judicial para solução dos Itens da Indenização Pré-Liquidada em Disputa conforme estabelecido na Cláusula 13.12 deste Contrato.

CAPÍTULO VII

FECHAMENTO

7.1. Fechamento. Após a implementação das Condições Suspensivas estabelecidas nas Cláusulas 5.1(i) a 5.1(iii) acima, qualquer das Partes poderá notificar a outra Parte para, em 5 (cinco) Dias Úteis contados do recebimento da referida notificação (“Data de Fechamento”), comparecer no escritório de advocacia BMA Advogados, localizado na Av. Presidente Juscelino Kubitscheck 1455, 10º andar, às 10:00 horas, e em tal local praticar os seguintes atos (observado o disposto na Cláusula 13.14), os quais serão tidos como tendo ocorrido simultaneamente (“Fechamento”):

(i)	A Compradora confirmará que as declarações e garantias objeto do CAPÍTULO IX deste Contrato são verdadeiras, precisas e completas;

(ii)	O Vendedor confirmará que as declarações e garantias objeto do CAPÍTULO VIII deste Contrato são verdadeiras, precisas e completas;

(iii)	A Compradora celebrará termo de adesão e ciência de riscos do Colorado, nos termos do art. 25 da Instrução CVM nº 555/14;

(iv)	As Partes celebrarão termo de cessão e transferência de cotas, em formato previamente aprovado pelo BTG e tomarão as demais medidas necessárias para que o BTG, na qualidade de escriturador das Cotas, efetue a transferência da titularidade das Cotas do Vendedor para a Compradora; e

(v)	A Compradora pagará ao Vendedor o Preço, na forma do CAPÍTULO III.

7.2. Todos os atos a serem praticados no Fechamento constituem parte de um negócio único ajustado entre as Partes e deverão ser praticados e implementados simultaneamente na Data do Fechamento. Como consequência, caso qualquer dos atos a serem praticados no Fechamento não seja efetivamente praticado na Data do Fechamento, os demais atos eventualmente praticados serão considerados sem validade e efeito, a menos que as Partes expressamente acordem de forma diversa, por escrito.

CAPÍTULO VIII

DECLARAÇÕES E GARANTIAS DO VENDEDOR

8.1. O Vendedor presta à Compradora, neste ato, as seguintes declarações, garantindo que são válidas, verdadeiras, precisas e completas na presente data e que assim serão da Data de Fechamento:

(i)	Capacidade, Legitimidade e Poderes. O Vendedor e seus representantes legais possuem plena capacidade e poderes para (a) celebrar este Contrato e, (b) uma vez obtida as Aprovações Antitruste, cumprir todas as obrigações por ele aqui assumidas e consumar a Operação, na forma contemplada neste Contrato, tendo obtido todas as autorizações de natureza societária.

(ii)	Contrato Válido e Exequível. Assumindo a capacidade, legitimidade e poderes da Compradora, este Contrato constitui uma obrigação legal, válida, vinculante e exequível do Vendedor, sendo oponível a ele de acordo com os seus termos.

(iii)	Constituição e Funcionamento. O Colorado é um fundo de investimento em ações, sob a forma de condomínio fechado, devidamente constituído e validamente existente nos termos da Lei. O Colorado tem plena capacidade, legitimidade e está apto a conduzir seus negócios e operações, como conduzidos na presente data.

(iv)	Titularidade das Cotas. O Vendedor é legítimo proprietário da totalidade das Cotas, as quais representam 100% (cem por cento) dos valores mobiliários de emissão do Colorado.

(v)	Ativos. O Colorado é o legítimo titular, possuidor e proprietário das Ações BRF, com tudo que tal participação societária representa, inclusive direito a voto, direito a lucros, dividendos, bonificações e quaisquer outros direitos a ela conferidos, estando todas as referidas Ações BRF validamente emitidas e totalmente integralizadas, e livres e desembaraçadas de todos e quaisquer Ônus. Após a celebração deste Contrato, a Compradora tornar-se-á a única cotista do Colorado e, indiretamente, legítima titular, proprietária e possuidora das Ações BRF, todas livres e desembaraçadas de todos e quaisquer Ônus. Salvo pela titularidade do Colorado das Ações BRF, o Colorado não é possuidor, proprietário ou, conforme o caso, locatário, comodatário ou arrendatário, de quaisquer outros bens, ativos, direitos, incluindo, mas não se limitando, quaisquer participações, direta ou indireta, em qualquer outra Pessoa, tampouco assumiram qualquer obrigação de participar no capital social de qualquer Pessoa ou de associar-se ou realizar investimentos em conjunto com qualquer outra Pessoa.

(vi)	Ausência de Passivos. Exceto por despesas ordinárias ou custos ou pagamentos de obrigações a que o Colorado está sujeito nos termos da legislação aplicável, o Colorado não possui qualquer dívida, passivo, contingência ou obrigação de qualquer natureza, vencida ou vincenda, absoluta, contingente ou de qualquer outra forma, incluindo obrigações relativas ou relacionadas a Tributos e quaisquer juros ou multas a eles relacionados, obrigações relacionadas a locações de imóveis, obrigações de natureza cível, trabalhista e previdenciária e obrigações de qualquer natureza na qualidade de sucessora a qualquer título de outras sociedades.

(vii)	Ausência de Violação e Consentimento. A celebração, pelo Vendedor, deste Contrato e dos demais instrumentos aqui previstos e o cumprimento, pelo Vendedor, das obrigações ora assumidas (a) não violam qualquer disposição contida nos seus documentos constitutivos; e (b) não exigem qualquer consentimento, aprovação ou autorização de qualquer pessoa física ou jurídica, tribunal ou Autoridade Governamental, exceto conforme expressamente previsto neste Contrato (tal como as Aprovações Antitruste).

(i)	Nenhuma Outra Declaração. O Vendedor reconhece que a Compradora não prestou qualquer declaração ou garantia, expressa ou implícita, no que se refere à precisão ou integralidade de qualquer informação referente à Compradora ou outros assuntos não incluídos neste Contrato.

CAPÍTULO IX

DECLARAÇÕES E GARANTIAS DA COMPRADORA

9.1. A Compradora presta ao Vendedor, nesta data, as seguintes declarações, garantindo que são válidas, verdadeiras, precisas e completas na presente data e que assim serão na data do Fechamento:

(i)	Constituição e Funcionamento. A Compradora é uma companhia de capital aberto devidamente constituída e validamente existente de acordo com as Leis brasileiras. A Compradora tem plena capacidade, legitimidade e está apta a conduzir seus negócios e operações, como conduzidos na presente data.

(ii)	Capacidade, Legitimidade e Autorização. A Compradora e seus representantes legais possuem plena capacidade e legitimidade para (a) celebrar o presente Contrato e, (b) uma vez obtida as Aprovações Antitruste, cumprir todas as obrigações por eles aqui assumidas e consumar a Operação, na forma contemplada neste Contrato, tendo obtido todas as autorizações de natureza societária.

(iii)	Contrato Válido e Exequível. Assumindo a capacidade, legitimidade e poderes do Vendedor, este Contrato constitui uma obrigação legal, válida, vinculante e exequível da Compradora, sendo oponível a ela de acordo com os seus termos.

(iv)	Ausência de Violação e Consentimento. A celebração, pela Compradora, deste Contrato e dos demais instrumentos aqui previstos e o cumprimento, pela Compradora, das obrigações ora assumidas (a) não violam qualquer disposição contida nos seus documentos constitutivos; e (b) não exigem qualquer consentimento, aprovação ou autorização de qualquer pessoa física ou jurídica, tribunal ou Autoridade Governamental, exceto conforme expressamente previsto neste Contrato (tal como as Aprovações Antitruste).

(v)	Recursos Disponíveis. A Compradora terá, na Data de Fechamento e na data de eventual pagamento do Preço Contingente, recursos disponíveis para o pagamento do Preço e, se for o caso, do Preço Contingente, nos termos do presente Contrato.

(vi)	Nenhuma Outra Declaração. A Compradora reconhece que nem o Vendedor e nem o Colorado prestaram qualquer declaração ou garantia, expressa ou implícita, no que se refere à precisão ou integralidade de qualquer informação referente ao Vendedor, ao Colorado, às Cotas e à BRF, ou outros assuntos não incluídos neste Contrato.

CAPÍTULO X

OBRIGAÇÕES ADICIONAIS

10.1. Confidencialidade. Em razão do acesso que tiveram e terão às Informações Confidenciais da outra Parte, as Partes assumem reciprocamente o compromisso de: (i) não divulgar total ou parcialmente o objeto e/ou o conteúdo deste Contrato a quaisquer terceiros, que não a seus respectivos acionistas, administradores, empregados, demais Representantes ou consultores, controladas, controladores dos seus respectivos acionistas — e/ou Autoridades Governamentais que devam ter acesso ao Contrato, nos termos da lei —, dos quais deverão exigir, sob sua exclusiva responsabilidade, iguais compromissos aos ora assumidos por elas; (ii) não permitir o acesso às Informações Confidenciais das outras Partes a terceiros que não seus administradores, empregados, representantes, agentes ou consultores, e a estes apenas na extensão necessária para permitir a concretização do objeto deste Contrato; (iii) não utilizar qualquer das Informações Confidenciais, exceto para os fins previstos neste Contrato; e (iv) manter a maior confidencialidade possível em relação às Informações Confidenciais recebidas da outra Parte.

10.1.1. As limitações previstas neste Contrato para a revelação de Informações Confidenciais não são aplicáveis quando tais Informações Confidenciais (i) eram, nesta data, de domínio público, ou (ii) eram conhecidas pela Parte receptora ao tempo de sua revelação, não tendo sido obtidas, direta ou indiretamente, da Parte fornecedora ou de terceiros sujeitos a dever de sigilo, ou (iii) se tornaram conhecidas do público, em caráter geral, após esta data, como resultado de ação ou omissão da Parte fornecedora ou de qualquer de seus Representantes, ou (iv) venham a tornar-se de conhecimento público após sua revelação à Parte receptora, sem que haja qualquer participação desta nessa divulgação, (v) sejam reveladas em decorrência de atendimento a exigência legal e/ou de ordem judicial ou de Autoridade Governamental, ou (vi) cuja divulgação seja necessária para perseguir o direito das Partes decorrentes deste Contrato, inclusive em juízo, desde que (a) a Parte receptora envie prontamente à Parte fornecedora comunicação escrita a respeito da ordem ou exigência recebida, comprometendo-se desde já a acatar os termos de eventual proteção judicial que venha a ser obtida pela Parte fornecedora, e (b) a revelação se restrinja ao mínimo de informação necessária para atender à ordem ou exigência.

10.1.2. As Partes não deverão divulgar qualquer comunicado ou press release sem a autorização prévia da outra Parte e desde já concordam a, em nenhuma hipótese, divulgar o valor da Operação, exceto para Autoridades Governamentais conforme necessário.

CAPÍTULO XI

INDENIZAÇÃO

11.1. Obrigação de Indenização do Vendedor. Sem prejuízo de outros remédios decorrentes da Lei, o Vendedor obriga-se, de forma irrevogável e irretratável, a indenizar e manter indene a Compradora — e cada um de seus administradores, sócios, acionistas diretos ou indiretos, empregados, prepostos, Afiliadas (para fins de clareza, incluindo o Colorado após o Fechamento), e cada um de seus sucessores e cessionários (“Partes Indenizáveis da Compradora”) — por toda e qualquer Perda decorrente de:

(i)	quaisquer atos, fatos, eventos e/ou omissões de qualquer natureza relativos ao Colorado e atribuíveis ao Vendedor e ocorridos anteriormente à Data de Fechamento, ou na própria Data de Fechamento, ainda que seus efeitos somente se verifiquem e/ou se materializem após tal data, inclusive em razão de sucessão das obrigações e responsabilidades do Colorado, tenham ou não sido revelados à Compradora neste Contrato ou em qualquer outro instrumento ou documento relativo às operações previstas neste Contrato, e independentemente do disposto nas declarações e garantias constantes no CAPÍTULO VIII;

(ii)	imprecisão, erro, incorreção, insuficiência, violação ou falsidade de qualquer declaração ou garantia prestada pelo Vendedor e pelo Colorado neste Contrato; ou

(iii)	descumprimento de qualquer obrigação assumida pelo Vendedor neste Contrato.

11.1.1. Como premissa essencial da transação prevista neste Contrato, o Vendedor não presta qualquer declaração ou garantia quanto à BRF, suas atividades ou operações, condição financeira ou jurídica, e não será responsável por indenizar as Partes Indenizáveis da Compradora por qualquer Perda decorrente de quaisquer atos, fatos, ações ou omissões relacionados à BRF, independentemente da data do fato gerador de tais Perdas. A Compradora possui amplo conhecimento da condição financeira, econômica e operacional da BRF e considerou tais condições para realizar a transação prevista neste Contrato, por sua conta e risco.

11.2. Obrigação de Indenização da Compradora. Sem prejuízo de outros remédios decorrentes da Lei, a Compradora obriga-se, em caráter irrevogável e irretratável, a indenizar e manter indene o Vendedor — e cada um de seus administradores, sócios, acionistas diretos ou indiretos, empregados, prepostos, Afiliadas (para fins de clareza, incluindo o Colorado até o Fechamento) e cada um de seus sucessores e cessionários (“Partes Indenizáveis do Vendedor”) — por toda e qualquer Perda decorrente de:

(i)                      imprecisão, erro, incorreção, insuficiência, violação ou falsidade de qualquer declaração ou garantia prestada pela Compradora neste Contrato; ou

(ii)                    descumprimento de qualquer obrigação assumida pela Compradora neste Contrato.

11.3. Limite Temporal à Obrigação de Indenizar. A obrigação de indenizar objeto deste CAPÍTULO XI vigora a partir desta data e perdurará até o decurso do respectivo prazo prescricional previsto na legislação aplicável.

CAPÍTULO XII

PRAZO E RESCISÃO

12.1. Rescisão do Contrato. Este Contrato poderá ser rescindido, antes do Fechamento, nos seguintes casos:

(i)	por acordo mútuo entre as Partes;

(ii)	por qualquer das Partes, caso uma Parte viole obrigação substancial assumida sob este Contrato e, notificada para sanar tal descumprimento (caso este, por sua natureza, admita remediação), não o faça dentro de 30 (trinta) dias contados de tal notificação;

(iii)	pelo Vendedor, na hipótese prevista na Cláusula 6.2; ou

(iv)	por qualquer das Partes, caso o Fechamento não ocorra até a Data Limite, a pedido da Compradora, sendo certo que as Partes se obrigam a envidar seus melhores esforços para remover qualquer obstáculo à consumação da operação aqui prevista no prazo ora estipulado. Não caberá à Parte que houver dado causa ou concorrido culposamente para o atraso em questão o direito de rescisão aqui previsto.

12.2. Para fins de clareza, em qualquer hipótese de rescisão deste Contrato, por qualquer Parte, em virtude da não obtenção da aprovação da Operação pelo CADE até a Data Limite, será devida, pela Compradora, a Indenização Pré-Liquidada nos termos da Cláusula 6.2.

12.3. Efeitos da Rescisão. Em caso de rescisão deste Contrato, nos termos da Cláusula 12.1 acima, o presente Contrato deixará de produzir quaisquer efeitos entre as Partes, sem qualquer Ônus para qualquer das Partes, exceto quanto à obrigação de (i) confidencialidade, prevista na Cláusula 10.1; (ii) indenização por Perdas incorridas por qualquer Parte, em decorrência do descumprimento de qualquer disposição do presente Contrato previamente à sua rescisão; e (iii) nas hipóteses de rescisão previstas nos itens (iii) e/ou (iv) da Cláusula 12.1, pagamento, pela Compradora, do Preço Contingente e da Indenização Pré-Liquidada.

CAPÍTULO XIII

DISPOSIÇÕES GERAIS

13.1. Notificações. Todas as notificações, solicitações e outros avisos nos termos deste Contrato deverão ser efetuados por escrito e entregues por serviço de entrega rápida ou outro meio de entrega em mãos (inclusive por um serviço de entrega rápida ou serviço de mensageiro profissional de reputação nacional), ou enviados por carta registrada ou protocolada, com porte pago (sendo solicitado aviso de recebimento), incluindo uma cópia por correio eletrônico (e-mail, que não servirá como notificação), em todos os casos, aos seguintes endereços:

(a)	Se para a Compradora:

Endereço: Avenida Queiroz Filho, 1560, Bloco 5, Torre Sabia, 3º andar, Sala 301, Bairro Vila Hamburguesa, São Paulo, SP

A/C: Tang David | Heraldo Geres

E-mail: tang.david@marfrig.com.br | heraldo.geres@marfrig.com.br

Com cópia para (a qual não constituirá notificação):

Lefosse Advogados

Endereço: Rua Tabapuã 1227, 14º andar, Itaim Bibi, São Paulo/SP, CEP 04533-014

A/C: Carlos Mello | André Ziccardi

E-mail: carlos.mello@lefosse.com | andre.ziccardi@lefosse.com

(b)	Se para o Vendedor

BTG PACTUAL SERVIÇOS FINANCEIROS S.A. DTVM

Endereço: Avenida Brigadeiro Faria Lima, 3477, 14º andar, Itaim Bibi, CEP 04538- 133

A/C: Felipe de Oliveira Soares

E-mail: felipe.soares@btgpactual.com

Com cópia para (a qual não constituirá notificação):

Ethos Capital Gestão de Recursos Ltda.

Endereço: Avenida Brigadeiro Faria Lima, 2277, 22º andar, Jardim Paulistano, São Paulo/SP, CEP 01452-000

A/C: Bruno Macedo, Paula Ferraz Carvalho e Walter Vannini

E-mail: bruno.macedo@peninsulapatrimonial.com.br / paula.carvalho@peninsulapatrimonial.com.br / walter.vannini@peninsulapatrimonial.com.br / backoffice@peninsulapatrimonial.com.br

e

BMA Advogados

Endereço: Avenida Presidente Juscelino Kubitschek, 1455, 10º andar, Vila Olímpia, São Paulo/SP, CEP 04543-011

A/C: Luiz Antonio de Sampaio Campos e Miguel Ramos

E-mail: lasc@bmalaw.com.br / miguel@bmalaw.com.br

(c)	Se para o Colorado e/ou o BTG:

Endereço: Avenida Brigadeiro Faria Lima, 3477, 14º andar, Itaim Bibi, CEP 04538- 133

A/C: Jose Tolipan

E-mail: ol-wm-fundos@btgpactual.com

Com cópia para (a qual não constituirá notificação):

BTG PACTUAL SERVIÇOS FINANCEIROS S.A. DTVM

Endereço: Avenida Brigadeiro Faria Lima, 3477, 14º andar, Itaim Bibi, CEP 04538- 133

A/C: Felipe de Oliveira Soares

E-mail: felipe.soares@btgpactual.com

ou a outro endereço que cada uma dessas partes venha a indicar mediante notificação às demais partes na forma deste item.

13.2. Custos e Despesas. Salvo se de outra forma previsto neste Contrato, cada Parte arcará com seus próprios custos e despesas (incluindo custos e despesas com advogados e outros assessores) incorridos em decorrência do pactuado neste Contrato e das obrigações nele previstas.

13.3. Renúncia. Qualquer omissão ou tolerância por qualquer das Partes com relação às disposições do presente Contrato ou na exigência do cumprimento de quaisquer de suas cláusulas, a qualquer tempo durante a vigência do presente Contrato, não afetará de qualquer forma a validade do presente Contrato, ou de parte dele, e não será considerada como precedente, alteração ou novação de suas cláusulas, nem renúncia do direito de tal Parte previsto neste Contrato de exigir o cumprimento de qualquer de suas disposições.

13.4. Independência das Disposições. Se qualquer uma ou mais das disposições deste Contrato forem consideradas nulas ou ineficazes nos termos da legislação aplicável, a validade ou a eficácia das demais disposições não será afetada, devendo as Partes, para as disposições consideradas como nulas ou ineficazes, negociar, de boa-fé mencionar mecanismos alternativos de forma a manter o espírito do pactuado neste Contrato.

13.5. Alteração. O presente Contrato somente poderá ser alterado por meio de instrumento por escrito devidamente assinado pelas Partes.

13.6. Cessão; Efeito Vinculante. Este Contrato vincula, obriga, beneficia e será executável por cada uma das Partes, seus respectivos herdeiros, sucessores e cessionários a qualquer título, sendo-lhes vedado ceder ou transferir a terceiros, por qualquer forma, os direitos e obrigações dele decorrentes, salvo mediante o prévio e expresso consentimento da outra Parte. Qualquer suposta cessão ou transferência sem o referido prévio e expresso consentimento será nula e sem efeito.

13.7. Cooperação. As Partes acordam em, isoladamente e em conjunto, cooperar e fazer tudo o que for necessário ou adequado, bem como assinar ou entregar, ou fazer com que sejam assinados ou entregues, todos os documentos adequados ou necessários de modo a possibilitar que as Partes cumpram com suas obrigações estabelecidas no presente Contrato, bem como que cumpram com o objeto do presente Contrato.

13.8. Acordo Integral. O presente Contrato constitui o acordo integral entre as Partes e os Intervenientes Anuentes no que se refere ao seu objeto, superando e substituindo todo e qualquer memorando de entendimento, term sheets e/ou acordo anterior conflitante, verbal ou escrito.

13.9. Representantes. Salvo se de outra forma expressamente prevista neste Contrato, nenhuma Parte, em decorrência do presente Contrato, será considerada como um representante da outra Parte para qualquer fim, e nenhuma Parte terá o poder, ou a autoridade na qualidade de representante ou de qualquer outra forma, para representar, atuar, vincular, obrigar ou de qualquer outra forma criar ou assumir qualquer obrigação em nome de qualquer outra parte, para qualquer fim.

13.10. Título Executivo. Serve este instrumento assinado na presença de 2 (duas) testemunhas como título executivo extrajudicial na forma do Código de Processo Civil Brasileiro, para todos os efeitos legais.

13.11. Execução Específica. As Partes obrigam-se a cumprir, formalizar e desempenhar suas obrigações sempre com estrita observância dos termos e condições estabelecidos no presente Contrato. As Partes, neste ato, reconhecem e acordam que todas as obrigações assumidas ou que possam vir a ser imputadas nos termos do presente Contrato estão sujeitas à execução específica nos termos do Código de Processo Civil Brasileiro, sem prejuízo de, cumulativamente, serem cobradas perdas e danos pela Parte que com eles tenham que arcar em decorrência do inadimplemento das obrigações pactuadas neste Contrato.

13.12. Lei Aplicável e Foro. Este Contrato e os direitos das Partes nos termos deste Contrato serão regidos, interpretados e executados de acordo com as Leis da República Federativa do Brasil. Fica eleito o Foro Central da Comarca de São Paulo, como competente para dirimir qualquer dúvida ou controvérsia porventura oriunda deste Contrato, com exclusão de qualquer outro, por mais privilegiado que seja ou possa vir a ser.

13.13. Intervenientes. As Intervenientes Anuentes assinam o presente Contrato na qualidade de intervenientes-anuentes, anuindo expressamente com todos os seus termos, e comprometendo-se a (i) respeitar, cumprir e fazer com que sejam cumpridas todas as disposições do presente Contrato, nos termos previstos em qualquer lei aplicável, e (ii) abster-se de registrar, fazer valer ou tomar atitudes de qualquer natureza em decorrência de atos ou omissões que representem a violação das disposições do presente Contrato.

13.14. Assinaturas. Este Contrato poderá ser firmado eletronicamente, com ou sem a utilização de certificado digital emitido no padrão estabelecido pela ICP-Brasil, sendo considerado como plenamente válido em todo o seu conteúdo, após as assinaturas eletrônicas das Partes, que reconhecem integridade e autenticidade do documento digital, garantidas por sistema de criptografia e pelas demais informações captadas no momento de coleta das assinaturas eletrônicas, em conformidade com o artigo 10, parágrafo segundo, da Medida Provisória 2200-2/2001, bem como de legislação superveniente.

E POR ESTAREM ASSIM JUSTAS E CONTRATADAS, as Partes e as Intervenientes Anuentes assinam este Contrato eletronicamente, juntamente com as 2 (duas) testemunhas abaixo indicadas.

São Paulo, 26 de agosto de 2021.

[restante da página intencionalmente deixado em branco]

[página de assinaturas a seguir]

[Página de assinaturas do Contrato de Compra e Venda de Cotas de Fundo de Investimento em Ações celebrado entre Fundo de Investimento em Ações Aspen – Investimento no Exterior e Marfrig Global Foods S.A., com a interveniência de Fundo de Investimento em Ações Colorado - Investimento no Exterior e BTG Pactual Serviços Financeiros S.A. DTVM]

FUNDO DE INVESTIMENTO EM AÇÕES ASPEN – INVESTIMENTO NO EXTERIOR

representado por sua gestora, Ethos Capital Gestão de Recursos Ltda.

/s/ Walter André Vannini	/s/ Bruno Ribeiro de Macedo
Nome: Walter André Vannini	Nome: Bruno Ribeiro de Macedo
Cargo: Diretor	Cargo: Diretor

MARFRIG GLOBAL FOODS S.A.

/s/ Tang David	/s/ Heraldo Geres
Nome: Tang David	Nome: Heraldo Geres
Cargo: Diretor Financeiro e de Relações com Investidores	Cargo: Direto Jurídico

FUNDO DE INVESTIMENTO EM AÇÕES COLORADO - INVESTIMENTO NO EXTERIOR

representado por sua administradora, BTG Pactual Serviços Financeiros S.A. DTVM

/s/ Carolina Cury Maia Costa	/s/ Ana Carolina de Mendonça
Nome: Carolina Cury Maia Costa	Nome: Ana Carolina de Mendonça
Cargo: Procuradora tipo A	Cargo: Procuradora tipo A

BTG PACTUAL SERVIÇOS FINANCEIROS S.A. DTVM

/s/ Carolina Cury Maia Costa	/s/ Ana Carolina de Mendonça
Nome: Carolina Cury Maia Costa	Nome: Ana Carolina de Mendonça
Cargo: Procuradora tipo A	Cargo: Procuradora tipo A

Testemunhas:

/s/ Edieli Cristina de Morais	/s/ Gabriela Santana Carvalho
Nome: Edieli Cristina de Morais	Nome: Gabriela Santana Carvalho
CPF: 270.943.668-09	CPF: 058.430.837-05
Id.: 27.562.002-5	Id.: 21.292.873-3

ANEXO 1.2

DEFINIÇÕES

“Afiliada” significa, com relação a qualquer Pessoa, uma Pessoa que, direta ou indiretamente, Controle, seja Controlada ou esteja sob Controle comum com tal Pessoa.

“AGO 2021” significa a assembleia geral ordinária da BRF que deliberar sobre as contas da administração e as demonstrações financeiras relativas ao exercício social a ser encerrado em 31 de dezembro de 2021.

“Autoridade Governamental” significa qualquer autoridade governamental, regulatória ou administrativa, agência ou comissão, bolsa de valores reconhecida, ou, ainda, qualquer corte, tribunal ou órgão judicial ou arbitral, federal, estadual ou municipal, brasileiro ou de qualquer outro país com jurisdição sobre Pessoa ou situação em questão.

“CDI” significa a taxa média dos Certificados de Depósitos Interbancários (extra-grupo), de prazo igual a 1 (um) Dia Útil, divulgado pela B3 S.A. – Brasil, Bolsa, Balcão, a ser calculada pro rata temporis, considerando-se para tanto um ano de 252 (duzentos e cinquenta e dois) Dias Úteis ou, em caso de sua extinção ou indisponibilidade temporária, outro índice de referência do Sistema Financeiro Nacional que venha a substituí-la.

“Código Civil Brasileiro” significa a Lei nº 10.406, de 10 de janeiro de 2002, e suas alterações posteriores.

“Código de Processo Civil Brasileiro” significa a Lei nº 13.105, de 16 de março de 2015, e suas alterações posteriores.

“Controle” (incluindo, com os significados correspondentes, “Controlador”, “Controlado” e “sob Controle comum”) significa o poder de, direta ou indiretamente, dirigir a administração e definir as diretrizes de uma pessoa jurídica ou fundo de investimento, seja (i) sendo proprietário de mais de 50% do capital votante de referida pessoa jurídica ou das cotas de referido fundo de investimento; (ii) mediante o exercício do direito de eleger a maioria dos conselheiros e/ou diretores de referida pessoa jurídica ou de nomear o administrador e/ou o gestor de referido fundo de investimento; e/ou (iii) mediante acordo .

“CVM” significa a Comissão de Valores Mobiliários.

“Dia Útil” significa qualquer dia que não um sábado, domingo ou feriado nacional ou local no Estado ou na Cidade de São Paulo.

“Evento Societário” significa o fechamento de capital, qualquer oferta pública de aquisição de ações (decorrente ou não de Lei), fusão, incorporação, cisão ou outra forma de reorganização societária da BRF, ou, ainda, qualquer outra forma de reorganização, combinação de negócios, aquisição ou alienação de ativos da BRF cuja realização gere um impacto relevante na cotação das ações de emissão da BRF.

“Informações Confidenciais” significa, sem limitação — com exceção das informações de domínio público ou aquelas obtidas no curso normal dos negócios —, o seguinte: (i) informações referentes aos negócios, contratos e outras propriedades das Sociedades ou de qualquer uma das Partes; (ii) os nomes e endereços de quaisquer clientes e fornecedores de qualquer uma das Partes; e (iii) informações acerca dos termos das negociações deste Contrato, bem como os próprios documentos ora mencionados.

“Instrução CVM nº 555/14” significa a Instrução nº 555, de 17 de dezembro de 2014, conforme alterada de tempos em tempos.

“IPCA” significa o Índice de Preços ao Consumidor Amplo divulgado pelo Instituto Brasileiro de Geografia e Estatística.

“Lei” significa qualquer lei, regulamento, ordem, sentença ou decreto expedido por qualquer Autoridade Governamental.

“Ônus” significa qualquer hipoteca, penhor, garantia, arrendamento, gravame, servidão, licença, avença, condição, restrição, Reclamação, opção de aquisição ou outro gravame de qualquer natureza, ou qualquer contrato de venda condicional, contrato de reserva de domínio ou outro contrato que conceda quaisquer dos direitos e obrigações acima descritos, exceto por restrições típicas sobre transferências geralmente impostas por qualquer Lei aplicável.

“Parte Relacionada” significa qualquer Afiliada da respectiva Parte, bem como seus respectivos administradores, conselheiros, diretores, funcionários, representantes, acionistas, sócios, bem como seus sucessores e cessionários.

“Perda” significa todo e qualquer prejuízo sofrido diretamente, que configure dano patrimonial, (a) excluindo quaisquer danos emergentes, lucros cessantes, perdas de oportunidade, danos morais, dano à imagem ou dano institucional, e (b) incluindo passivos, constrições, contingências, multas, custos, despesas, custas judiciais, honorários advocatícios razoáveis e de outros especialistas, incluindo peritos, custos com laudos etc.

“Pessoa” significa qualquer indivíduo, sociedade, associação e outras pessoas jurídicas, bem como entes sem personalidade jurídica como consórcios e fundos de investimento.

“Representante” de uma Pessoa será interpretado de forma abrangente e incluirá os membros, administradores, sócios, diretores, conselheiros, empregados, agentes, assessores, advogados, consultores, contadores, bancos de investimento e outros representantes dessa Pessoa.

“Terceiro” significa, com relação a qualquer Pessoa, qualquer outra Pessoa que não seja sua Afiliada.

“Terceiro Autorizado” significa qualquer Pessoa, ressalvadas quaisquer Afiliadas e/ou Partes Relacionadas do Vendedor.

“Tributos” significa qualquer tributo, imposto, encargo, taxa, contribuição previdenciária, social, de melhoria ou de intervenção no domínio econômico, empréstimo compulsório, ou outra prestação pecuniária, imposta por Autoridade Governamental e que tenha qualquer das naturezas acima previstas, incluindo tributos sobre ganhos de capital, retidos na fonte, relativos a remunerações ou sobre propriedade, ICMS, IPI, COFINS, PIS, CSLL, ISS, IPTU, ITBI, ITCMD, IPVA, IRPJ, IRRF, INSS, FGTS, IOF, II e ITR, bem como cobranças relacionadas a tais valores, incluindo juros, multas (moratórias ou não), multas isoladas, penalidades, ajustes monetários e valores relacionados a obrigações acessórias, inclusive multas por seu descumprimento.

1.2.       Demais Definições. Em adição às definições previstas no Anexo 1.2 acima, as expressões e termos definidos indicados abaixo, sempre que empregados neste Contrato com as suas iniciais grafadas em letra maiúscula, terão os significados que lhes são atribuídos nas respectivas cláusulas e/ou itens apontados abaixo:

Definição	Cláusula
Ações BRF	Considerando (ii)
Aprovações Antitruste	Cláusula 5.1(i)
BRF	Considerando (ii)
BTG	Preâmbulo
CADE	Cláusula 5.1(i)
Colorado	Preâmbulo
Compradora	Preâmbulo
Compra e Venda	Cláusula 2.1
Condições Suspensivas	Cláusula 5.1
Contrato	Preâmbulo
Cotas	Considerando (iii)
CNPJ/ME	Preâmbulo
Data de Determinação	Cláusula 2.2
Data de Fechamento	Cláusula 7.1
Data Limite	Cláusula 6.2
Fechamento	Cláusula 7.1
Intervenientes Anuentes	Preâmbulo
Indenização Pré-Liquidada	Cláusula 6.2
Notificação de Indenização Pré-Liquidada	Cláusula 6.2.1
Notificação de Preço Contingente	Cláusula 4.2
Operação	Considerando (iii)
Parte ou Partes	Preâmbulo
Partes Indenizáveis da Compradora	Cláusula 11.1
Partes Indenizáveis do Vendedor	Cláusula 11.2
Período de Apuração Ajustado	Cláusula 4.2.3
Prazo da Venda a Terceiro	Cláusula 6.2
Preço	Cláusula 3.1
Preço Base	Cláusula 4.1
Preço Contingente	Cláusula 4.1
Preço da Venda a Terceiro	Cláusula 4.2.4
Preço do Evento Societário	Cláusula 4.2.2
Preço Médio	Cláusula 4.1
Período de Apuração	Cláusula 4.1
Venda a Terceiro	Cláusula 4.2.4
Vendedor	Preâmbulo